                                                                                                                                Exhibit 32.01

Certification of Principal Executive Officer and Principal Accounting Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I Neil Blosch, Chief Executive Officer and Principal Accounting Officer of Ultra Sun Corp. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period December 31, 2012 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  April 1, 2013
By:  /s/ Neil Blosch
Neil Blosch, Chief Executive Officer
and Principal Accounting Officer

* A signed original of this written statement required by Section 906 has been provided to Ultra Sun Corp. and will be retained by Ultra Sun Corp. and furnished to the Securities Exchange Commission or its staff upon request.